UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 30, 2015

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2015, the Company entered into an Asset and Franchise Purchase Agreement (the “Purchase Agreement”) between the Company and TJSC, LLC (“Seller”), Theodore Amendola and Scott Lewandowski (together, the “Managers”). Seller is a franchisee under franchise agreements with the Company. The transaction (the “Transaction”) involves the repurchase of four developed franchises and one undeveloped franchise from the Seller. The Company intends to continue to operate two of the operating franchises as Company-owned clinics and will close the remaining two developed franchises if they have not been closed as of the closing date of the Transaction. The Company intends to relocate the undeveloped franchise.

The total consideration for the Transaction will be approximately $750,000, subject to adjustment for certain pro-rations at closing, which will be funded from the proceeds of the Company’s recent initial public offering (IPO).

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of January 30, 2015 between The Joint Corp., TJSC, LLC, Theodore Amendola and Scott Lewandowski
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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2015.

The Joint Corp.

By	/s/John B. Richards
John B. Richards
Chief Executive Officer
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EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset and Franchise Purchase Agreement dated as of January 30, 2015 between The Joint Corp., TJSC, LLC, Theodore Amendola and Scott Lewandowski

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